Exhibit 10.6

AMENDMENT TO XL GROUP PLC
1991 PERFORMANCE INCENTIVE PROGRAM
(as amended and restated on May 6, 2011)

WHEREAS, Section IX.A. of the XL Group plc 1991 Performance Incentive Program, as amended and restated on May 6, 2011 (the “Program”) provides that the Board of Directors of XL Group plc (the “Company”) may amend the Program from time to time, as it may deem appropriate; and
WHEREAS, the Board of Directors of the Company wishes to amend the Program to clarify the scope of the authority that may be delegated by the Committee (as defined in the Program) to other persons;
NOW, THEREFORE, Section II.A. of the Program is amended, effective immediately, to read in its entirety as follows: “The Company and the Committee may delegate their authority to perform any of their functions relating to administration of the Program to the Chief Executive Officer of the Company or his or her delegates with respect to Awards granted to Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.”